Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is entered into as of September 16, 2009 (the “Execution Date”) among Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford”), Integrity Energy International, LLC, a Delaware limited liability company (the “Selling Entity”), Burt Loring Bull, William Max Duncan, Steven Flores, as trustee of the Duncan Family Trust 1997, Billy Carson Saul (collectively, the “Shareholders” and, together with the Selling Entity, the “Sellers”) and any other Eligible Sellers (as defined below) who may become a party to this Agreement after the Execution Date. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).
PRELIMINARY STATEMENTS
     A. The Selling Entity is acquiring the Consideration Shares pursuant to a Share Purchase Agreement dated September 10, 2009 (the “Purchase Agreement”) among Weatherford, the Selling Entity and the Shareholders.
     B. As a condition to consummate the transactions contemplated by the Purchase Agreement, Weatherford has agreed to enter into this Agreement with the Selling Entity and the Seller Representative to set forth the registration rights to be granted by Weatherford to the Selling Entity.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms not defined elsewhere shall have the following respective meanings:
     “Blackout Period” shall mean, with respect to a registration, a period in each case commencing on the day immediately after Weatherford notifies the Eligible Sellers that they are required, pursuant to Section 4(f), to suspend offers and sales of Registrable Securities because Weatherford, in the good faith judgment of its Board of Directors, has determined (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving Weatherford, or the unavailability for reasons beyond Weatherford’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to Weatherford) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to Weatherford and its shareholders and ending on the earlier of (a) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (b) such time as Weatherford makes such Registration Statement effective again, or allows sales pursuant to such Registration Statement to resume; provided, however, that Weatherford shall limit its use of Blackout Periods described in this Section 1, in the aggregate, to 30 Trading Days.

     “Commission” shall mean the SEC or any other federal agency at the time administering the Securities Act.
     “Eligible Seller” means the Selling Entity and each of its Permitted Transferees.
     “Final Prospectus Supplement” shall mean the prospectus supplement relating to the Registration Statement and covering the Consideration Shares to be filed pursuant to Rule 424(b) of the Securities Act, together with the base prospectus included in the Registration Statement.
     “Permitted Transferees” shall mean any Shareholder, any family member of a Shareholder, any trust established for the benefit of a Shareholder or family member of a Shareholder or any family limited partnership owned by a Shareholder or a family member of a Shareholder to which any Eligible Seller transfers, sells or otherwise disposes of Consideration Shares in accordance with applicable Laws and this Agreement.
     “Registrable Securities” shall mean the Consideration Shares delivered to the Selling Entity pursuant to the terms of the Purchase Agreement; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earlier of the time (a) the Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement, (b) such Registrable Security has been, or can be in a single transaction and without restriction, disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force), or (c) such Registrable Security has been assigned, sold or otherwise transferred in a transaction in which the transferor’s rights under this Agreement are not assigned.
     “Registration Filing Date” shall mean five Business Days after the date on which the Consideration Shares are delivered pursuant to Section 1.3 of the Purchase Agreement (or such later date if extended pursuant to Section 3 hereof).
     “Registration Statement” shall mean Weatherford’s SEC registration statement on Form S-3 (file number 333-150764-01), including the related base prospectus, and shall also include for purposes of this Agreement, as applicable, the Final Prospectus Supplement and any other amendments or supplements filed pursuant to this Agreement relating to the registration of Registrable Securities or, in the event such registration statement shall no longer be effective or shall otherwise become unavailable for the offer and sales of the Consideration Shares as contemplated by this Agreement, a registration statement on such form as shall be appropriate for the Eligible Sellers to offer and sell shares in the manner contemplated hereby.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “SEC Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto first became or become effective.
     “Securities Act” shall mean the United States Securities Act of 1933, as amended.
     2. Term. The rights granted to the Eligible Sellers hereunder shall commence on the date of the Registration and continue in full force and effect until the earlier of such time as there are no Registrable Securities hereunder or Weatherford’s obligations under Section 4(a) have otherwise ceased, unless terminated sooner by written agreement of Weatherford and the Eligible Sellers (in whole or solely regarding an applicable Eligible Seller).
     3. Registration. No later than the Registration Filing Date, Weatherford shall file with the Commission a Final Prospectus Supplement relating to the Registration Statement and the resale by the Eligible Sellers of all of the Consideration Shares comprising the Registrable Securities and pay the registration fee with respect thereto; provided, however, that Weatherford shall not be obligated to effect any such registration during any Blackout Period, in which case the Registration Filing Date shall be extended to the date immediately following the last day of such Blackout Period.
     4. Registration Procedures. In the case of each registration, qualification, or compliance effected by Weatherford pursuant to Section 3 or Section 4(e) hereof, Weatherford will keep each Eligible Seller including securities therein reasonably advised in writing (which may include
e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense with respect to the Registration Statement and Final Prospectus Supplement filed pursuant to Section 3, Weatherford will:
          (a) use its commercially reasonable efforts to cause such Registration Statement to remain effective at least for a period ending with the first to occur of (i) the date which is six months following the Registration Filing Date (or for such longer period if extended pursuant to Section 5), (ii) the sale of all Registrable Securities covered by the Registration Statement, and (iii) the date which the unsold securities covered by the Registration Statement cease to be Registrable Securities (in any case, the “Effectiveness Period”). Weatherford shall be deemed not to have used its commercially reasonable efforts to cause such Registration Statement to remain effective during the requisite period if it voluntarily takes any action that would result in the Eligible Sellers covered thereby not being able to offer and sell such securities during that period, unless such action is required by applicable Law.
          (b) if the Registration Statement is subject to review by the Commission, promptly respond to all comments and use its commercially reasonable efforts to diligently pursue resolution of any comments to the satisfaction of the Commission;
          (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Final Prospectus Supplement used in connection therewith as may be necessary to keep the Registration Statement effective during the Effectiveness Period (but in any event at least until expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in the Registration Statement;
          (d) furnish, without charge, to each Eligible Seller of Registrable Securities covered by the Registration Statement (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), and of each amendment and supplement thereto as such Eligible Seller may request, (ii) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Eligible Seller may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Eligible Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Eligible Seller, but only during the Effectiveness Period;
          (e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Eligible Seller of Registrable Securities covered by the Registration Statement reasonably requests as may be necessary for the marketability of the Registrable Securities and do any and all other acts and things which may be reasonably necessary or advisable to enable such Eligible Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Eligible Seller; provided that Weatherford shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
          (f) as promptly as practicable after becoming aware of such event, notify each Eligible Seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to Weatherford’s attention if as a result of such event the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Weatherford shall promptly prepare and furnish to such Eligible Seller and, if applicable, file with the Commission under the Securities Act, a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;
          (g) comply, and continue to comply during the period that the Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by the Registration Statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the initial SEC Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (h) as promptly as practicable after becoming aware of such event, notify each Eligible Seller of Registrable Securities being offered or sold pursuant to the Registration Statement of the initiation by the Commission of any proceedings with respect to, or the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration

Statement or the initiation of any proceeding against Weatherford pursuant to Section 8A of the Securities Act and use its commercially reasonable efforts to prevent the issuance of such stop order, obtain the revocation of such stop order or the lifting of such suspension or prevent the initiation of such proceeding, as the case may be, as soon as practicable;
          (i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange or such other principal securities market on which securities of the same class or series issued by Weatherford are then listed or traded;
          (j) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;
          (k) cooperate with the Eligible Sellers that sell Registrable Securities pursuant to the Registration Statement to issue and deliver such Registrable Securities in uncertificated book-entry form (not bearing any restrictive notations) to be offered pursuant to the Registration Statement and enable such book-entries to be in such denominations or amounts as the Eligible Sellers may reasonably request, registered in such names as the Eligible Sellers may request within the settlement period specified in Rule 15c6-1 under the Exchange Act; and
          (l) during the Effectiveness Period, refrain from bidding for or purchasing any Weatherford Shares or any right to purchase Weatherford Shares or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Eligible Sellers to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act.
     5. Suspension of Offers and Sales. Each Eligible Seller of Registrable Securities agrees that, upon receipt of any notice from Weatherford of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Eligible Seller shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Eligible Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by Weatherford, such Selling Entity shall deliver to Weatherford (at Weatherford’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Eligible Seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Weatherford shall give any such notice, the applicable period mentioned in Section 4(a)(i) hereof shall be extended by the greater of (i) 10 Business Days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(f) hereof, or the commencement of a Blackout Period, to and including, as applicable, the date when each Eligible Seller of Registrable Securities covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or termination of a Blackout Period.
     6. Registration Expenses. Weatherford shall pay all required registration and filing fees in connection with any registration of the Registrable Securities. Except as provided above or elsewhere herein, each of Weatherford and the Selling Entity (on its behalf and on behalf of all Eligible Sellers) shall pay their own other expenses incurred in connection with any Registration Statement filed pursuant to this Agreement, including, without limitation, the fees and disbursements of their respective counsel, accountants, and other representatives.
     7. Assignment of Rights. No Eligible Seller may assign its rights under this Agreement to any party without the prior written consent of Weatherford, which approval Weatherford may withhold in its sole discretion; provided, however, that an Eligible Seller may assign its rights under this Agreement without such consent to a Permitted Transferee as long as: (a) such transfer or assignment is effected in accordance with applicable securities Laws; (b) such Permitted Transferee agrees in writing to become a party to, and be subject to, the terms of this Agreement by properly executing a joinder in the form attached hereto as Exhibit A, which shall specify the name and address of the Permitted Transferee and identify the Registrable Securities with respect to which such rights are being transferred or assigned; and (c) such joinder is delivered to Weatherford. Weatherford shall, upon request of the transferring Eligible Seller and its Permitted Transferee (and after receiving such joinder), file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by such Permitted Transferees and shall bear any and all expenses incurred by it in connection with the first two amendments or supplements so requested; provided that, notwithstanding anything else herein to the contrary, the Selling Entity shall pay any and all expenses properly incurred by Weatherford in connection with any subsequent amendments or supplements so requested by the Selling Entity, including, without limitation, the reasonable fees and disbursements of Company’s counsel, accountants, and other representatives incurred in connection therein.
     8. Information by Eligible Sellers; Free Writing Prospectuses.
          (a) The Eligible Sellers shall furnish to Weatherford such information regarding such Eligible Sellers and the distribution proposed by such Eligible Sellers as Weatherford may reasonably request in writing. The Selling Entity agrees that its name as it is to be listed in the Registration Statement is accurately set forth above. Notwithstanding anything else herein to the contrary, Weatherford shall have no obligation to file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of Registrable Securities by any Eligible Seller until such Eligible Seller (or the Selling Entity on its behalf) shall have furnished Weatherford with all information and statements about or pertaining to such Eligible Seller in such reasonable detail and on such timely basis as is reasonably deemed by Weatherford to be legally required with respect to the preparation of such filing.
          (b) None of the Selling Entity or any Eligible Seller (or any Person on their behalf) shall prepare or use any Free Writing Prospectus (as such term is defined in Rule 405 under the Securities Act) unless any and all issuer information included therein has been approved by Weatherford in writing specifically for use by the Eligible Sellers in a Free Writing Prospectus, which approval Weatherford may withhold in its reasonable discretion.

     9. Indemnification.
          (a) In connection with the offer and sale of Registrable Securities under the Registration Statement, Weatherford shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by Law, each Eligible Seller, its directors, officers, each other Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls any such Eligible Seller or any such underwriter within the meaning of the Securities Act or the Exchange Act against any Losses to which any such Person may become subject under the Securities Act or the Exchange Act insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Registration Statement) or not misleading in light of the circumstances under which they were made (with respect to any prospectus), and Weatherford shall reimburse the Eligible Seller for any legal or any other Losses reasonably incurred by them in connection with investigating, defending or settling any such Loss or Proceeding; provided that Weatherford shall not be liable in any such case (i) to the extent that any such Loss (or Proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to Weatherford by or on behalf of such Eligible Seller or (ii) if Weatherford had provided to such Eligible Seller a copy of an amended preliminary prospectus or final prospectus that corrected such untrue or alleged untrue statement or such omission or alleged omission and the Person asserting any such Loss (or Proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of such preliminary or final prospectus at or prior to the written confirmation of the sale of such Registrable Securities to such Person because of the failure of such Eligible Seller to so provide such amended preliminary or final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Eligible Seller and shall survive the transfer of such shares by the Eligible Sellers.
          (b) As a condition to including any Registrable Securities to be offered by an Eligible Seller in the Registration Statement filed pursuant to this Agreement, each such Eligible Seller agrees to be bound by the terms of this Section 9(b) and to indemnify and hold harmless, to the fullest extent permitted by Law, Weatherford against any Losses to which Weatherford may become subject under the Securities Act or otherwise, insofar as such Losses (or Proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about such Eligible Seller furnished to Weatherford by or on behalf of such Eligible Seller, and such Eligible Seller shall reimburse Weatherford for any legal or other expenses reasonably incurred by it in connection with investigating, defending, or settling any such Loss or Proceeding; provided, however, that the indemnity pursuant to this Section 9(b) shall in no event exceed the gross proceeds from the offering received by such Eligible Seller. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Weatherford and shall survive the transfer by any Eligible Seller of such shares.
          (c) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding involving a claim referred to in Section 9(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9(a) or (b) hereof, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such Proceeding is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any Proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liability in respect of such claim. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.
          (d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such Loss or Proceeding as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that each Eligible Seller shall not be liable for any such Loss in an amount greater than such Eligible Seller received as gross proceeds from the sale of such Eligible Seller’s Registrable Securities. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.
     10. Rule 144. For the a period of at least six months following Registration, Weatherford will use its commercially reasonable efforts (a) to timely file all reports required to be filed by Weatherford after the date hereof under the Securities Act and the Exchange Act (including the reports pursuant to Section 13(a) or 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder), and (b) if Weatherford is not required to file reports pursuant to such sections, it will prepare and furnish to the Eligible Sellers and make publicly available in accordance with Rule 144(c) such information as is required for the Eligible Sellers to sell Weatherford Shares under Rule 144, all to the extent required from time to time to enable the Eligible Sellers to sell Weatherford Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     11. Miscellaneous.
          (a) Seller Representative. The Selling Entity and each Shareholder hereby appoint and agree that the Seller Representative shall represent the Selling Entity, each Shareholder and their respective Eligible Sellers in all matters pertaining to this Agreement following the Execution Date (the “Assigned Powers”). Weatherford agrees to the appointment of the Seller Representative and that, unless and until a termination notice has been received in accordance with the next succeeding paragraph, any and all matters under this Agreement within the Assigned Powers shall be communicated to and resolved with the Seller Representative. By execution of this Agreement, the Selling Entity and each Shareholder irrevocably constitutes and appoints the Seller Representative, with full power of substitution, as his or her true and lawful attorney-in-fact to perform any acts within the Assigned Powers. This power of attorney is effective immediately and is not affected by the subsequent disability or incapacity of any Seller. No event which would otherwise act to revoke this power of attorney by law shall be effective as to a third party until the third party receives actual notice of the revocation. Each of the Sellers agrees that any third party who receives a copy of this Agreement may rely upon the appointment contained herein. Any Seller may revoke this power of attorney only by giving written notice of termination to the Seller Representative and Weatherford pursuant to Section 12.3 of the Purchase Agreement not fewer than five Business Days prior to the effective date of such termination.
          (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Texas (without regard to its conflicts of Laws principles) applicable to Contracts made and performed entirely in Texas by residents of Texas.
          (c) Assignment and Successors. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and Permitted Transferees.

          (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersede all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of Weatherford and the Seller Representative.
          (e) Notices. All notices, requests, Consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified first-class mail, return receipt requested, addressed to the respective party, or if sent by facsimile or other similar form of communication (with receipt confirmed), in each case to the addresses or facsimile number and marked to the attention of the individual’s name set forth in Section 12.3 of the Purchase Agreement or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the fifth Business Day following the day of mailing.
          (f) Fax and Counterparts. This Agreement may be executed by facsimile or portable document format (.pdf) and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (g) Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
          (h) Effective Date of this Agreement. This Agreement will be effective as of the date of the Registration.
(Signature page follows)

     The parties have duly executed this Agreement as of the Execution Date.

Weatherford:

Weatherford International Ltd.

By:	/s/ Joseph C. Henry

Name:	Joseph C. Henry
Title:	Vice President

Selling Entity:

Integrity Energy International, LLC

By:	/s/ William Max Duncan

Name:	William Max Duncan
Title:	President

Shareholders:

/s/ Burt Loring Bull

Burt Loring Bull

/s/ William Max Duncan

William Max Duncan

/s/ Steven Flores, Trustee

Steven Flores, as trustee of the Duncan Family Trust 1997

/s/ Billy Carson Saul

Billy Carson Saul
[Signature page to Registration Rights Agreement]

EXHIBIT A
FORM OF JOINDER
     Pursuant to Section 7 of the Registration Rights Agreement dated September 16, 2009 (the “Agreement”) among Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford”), Integrity Energy International, LLC, a Delaware limited liability company (the “Selling Entity”), the Shareholders and any other Eligible Seller as provided in the Agreement, the undersigned Eligible Seller and the undersigned Permitted Transferee, as those terms and any other capitalized terms used but not defined herein are defined in the Agreement, hereby agree as follows:
1)	Such Eligible Seller hereby assigns its rights under the Agreement to such Permitted Transferee solely in respect of the Registrable Securities identified on the signature page hereto; provided, however, such Eligible Seller remains otherwise subject to the terms and conditions of, and remains liable for any and all of its obligations under, the Agreement;

2)	Such Permitted Transferee hereby accepts such assignment and agrees to become a party to, and be subject to, the terms and conditions of the Agreement; and

3)	Pursuant to Section 7 of the Agreement, such Eligible Seller and such Permitted Transferee hereby request that Weatherford file an amendment or supplement to the Registration Statement (or, as appropriate, to the prospectus included therein) to register sales of the Registrable Securities identified below by such Permitted Transferee.
(Signature page follows)

     The undersigned have duly executed this joinder on this ___ day of                     , 20___.

Eligible Seller:

By:
Name:
Title:

Permitted Transferee:

By:
Name:
Title:

Address:

Registrable Securities:

[Signature page to Form of Joinder]

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